Exhibit 99.1

Chief Executive Officer and Chief Financial Officer - Sarbanes-Oxley Act Section 906 Certification

As required by 18 U.S.C. Section 1350, (as amended by Section 906 of the Sarbanes-Oxley act of 2002), I certify that:

(1) The Annual Report of Laser Recording Systems, Inc. for the fiscal year ending January 31, 2003 , as filed with the Securities and Exchange Commission on the date hereof, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in that Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: April 28, 2003	/s/ Carl Lanzisera
Carl Lanzisera, Chief Executive Officer and Chief Financial Officer